UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2013

Digital Generation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35643	94-3140772
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 581-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition

On August 12, 2013, DG entered into a merger agreement with Extreme Reach and a wholly-owned subsidiary of Extreme Reach whereby the parties agreed to an integrated transaction, which results in the spin-off of The New Online Company, and the subsequent merger of DG into Extreme Reach.

At the time of the merger, DG’s business will consist of the television business without any debt or working capital. Each issued and outstanding share of DG common stock will be cancelled and converted automatically into the right to receive a pro rata portion of the aggregate merger consideration of $485 million, less DG’s outstanding indebtedness, which will be repaid in full upon the consummation of the merger.

The financial information required by Article 11 of Regulation S-X in connection with the anticipated spin-off of The New Online Company is furnished as Exhibit 99.1  to this Current Report on Form 8-K.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 2.02 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                       Exhibits

99.1                               Unaudited Pro Forma Financial Information as of and for the nine months ended September 30, 2013, and for the three years ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL GENERATION, INC.

Date: December 23, 2013	By:	/s/ Sean N. Markowitz
Name: Sean N. Markowitz
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Information as of and for the nine months ended September 30, 2013, and for the three years ended December 31, 2012.